EXHIBIT 23.1




               CONSENT OF INDEPENDENT AUDITORS







INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of House of Fabrics, Inc. pertaining to the House of Fabrics, Inc. 1996 Non-Qualified Stock Option Plan on Form S-8 of our report dated April 29, 1996 appearing in the Annual Report on Form 10-K of House of Fabrics, Inc. for the year ended January 31, 1996.




Deloitte & Touche LLP
Deloitte & Touche LLP

Costa Mesa, California
September 23, 1996